CGS&H Draft- July 17, 2003


      As filed with the Securities and Exchange Commission on July 28, 2003
================================================================================
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                  Genesys S.A.
             (Exact Name of Registrant as Specified in Its Charter)


               Republic of France                         Not Applicable

        (State or Other Jurisdiction of          (I.R.S. Employer Identification
         Incorporation or Organization)                      Number)

                                   L'Acropole
                           954-980 Avenue Jean Mermoz
                                34000 Montpellier
                                     France

              (Address of Registrant's Principal Executive Offices)


                              AMENDED AND RESTATED
                          GENESYS STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                                 Margie Medalle
                           Genesys Conferencing, Inc.
                       400 South Ulster Street, 12th Floor
                             Denver, Colorado 80237
                            Telephone: (303) 267-1272

                                 with a copy to:

                           Deborah E. Kurtzberg, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                               New York, NY 10006

           (Name, Address, and Telephone Number, Including Area Code,
                             of Agent for Service)



                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
        Title of each class of securities             Amount to be       Proposed        Proposed        Amount of
               to be registered (1)                  registered (2)       maximum         maximum      registration
                                                                         offering        aggregate          fee
                                                                         price per    offering price
                                                                           share
---------------------------------------------------------------------------------------------------------------------
Ordinary shares, nominal value Euro 1 per share         1,000,000       $4.483(3)       4,483,000 (3)   $362.68 (3)
---------------------------------------------------------------------------------------------------------------------

TOTAL                                                                                                   $362.68

--------------------------------------------------- ------------------ -------------- ---------------- --------------

(1) American Depositary Receipts (each an "ADR") evidencing American Depositary Shares (each an "ADS") issuable upon deposit of the ordinary shares ("Shares") registered hereby are registered pursuant to a separate Registration Statement on Form F-6 (Reg. No. 333-13164). Each ADS constitutes one half of one Share.

(2) Together with an indeterminate number of shares that may be necessary in connection with any adjustment to the number of shares reserved for issuance pursuant to the Amended and Restated Genesys Stock Incentive Plan as the result of a stock split, stock dividend or similar event affecting the outstanding ordinary shares of Genesys S.A. (the "Registrant" or the "Corporation").

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, with respect to Shares issuable pursuant to stock options not yet granted under the Plan and based on the average of the high and low reported prices of one Share on July 25, 2003 converted into U.S. dollars based on the New York foreign exchange mid-range rate of Euro 1 = $1.1510, as quoted at 4pm Eastern time on July 25, 2003 by Reuters and other sources and as published in the Wall Street Journal on July 28, 2003. The average of the high and low reported price for one Share was 3.895 Euros on July 25, 2003.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which previously have been filed by the Corporation with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (i) The Corporation's Annual Report on Form 20-F (Registration No. 333-55392), filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on May 15, 2003 (the "Form 20-F");

         (ii) The description of the Shares and ADSs contained under the headings "Description of Genesys Share Capital Stock" and "Description of Genesys American Depositary Receipts" in the Corporation's Registration Statement on Form F-4 (Registration No. 333-55392), filed with the Commission on February 12, 2001 (the "F-4 Registration Statement"); and

         (iii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by registration document referred to in (i) above.

         All reports and other documents filed by the Corporation pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant maintains insurance against liabilities which may be incurred by its directors and officers. In addition, under the Amended and Restated Genesys Stock Incentive Plan, any member of the committee responsible for the administration of the plan is indemnified to the fullest extent permitted by law with respect to any action taken, or determination made, in good faith in connection with the plan.

Item 7.   Exemption From Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1 By-laws of Genesys S.A. (incorporated herein by reference to Exhibit 1.1 to the Form 20-F)

4.2   Amended and Restated Genesys Stock Incentive Plan

4.3 Form of Deposit Agreement, by and among Genesys SA, The Bank of New York, as Depositary, and Owners and Beneficial Owners of American Depositary Receipts (incorporated herein by reference to Exhibit 4.1 to the Form F-4 Registration Statement)

5.1 Opinion of Marie Capela-Laborde, as to the validity of the securities being registered

23.1 Consent of Ernst & Young Audit, Independent Accountants with respect to Genesys S.A. financial statements

23.2  Consent of Marie Capela-Laborde (included in Exhibit 5.1)

24.1  Powers of Attorney (included on signature page)

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
         (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plans' annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf, thereunto duly authorized, in Montpellier, France on this ___ day of _________, 2003.


                                   GENESYS S.A.


                                   By: /s/ Francois Legros
                                   ------------------------------
                                   Name:  Francois Legros
                                   Title: Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Francois Legros and Mike Savage as his or her true and lawful attorney with power of substitution and resubstitution to sign in his or her name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, said attorney to have full power and authority to do and perform, in the name and on behalf of each such officer and director of our company who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of our company might or could do in person.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the __ day of _____, 2003.

      Signature                              Title
      ---------                              -----

    /s/ Francois Legros            Chairman and Chief Executive Officer
   ------------------------
       Francois Legros

   /s/ Michael Savage              Executive Vice President Finance
   ------------------------
      Michael Savage

   /s/ Thomas Abbott               Director
   ------------------------
      Thomas Abbott

                                   Director
   ------------------------
      Patrick Jones

                                   Director
   ------------------------
      Jean Jacques Bertrand

   /s/ Paul Sfez                   Director
   ------------------------
      Paul Sfez

                                   Director
   ------------------------
      Pierre Hesnainou

   /s/ David Detert                Director
   ------------------------
      David Detert

   /s/ Margie Medalle              Executive Vice President - America
   ------------------------        and Authorized Representative in the
      Margie Medalle               United States

                                  EXHIBIT INDEX

Exhibit                               Description                               Method of Filing
Number

  4.1       By-laws of Genesys S.A.                                          Filed as Exhibit 1.1
                                                                             to the Annual Report
                                                                             on Form 20-F
                                                                             (Registration No.
                                                                             333-55392) and
                                                                             incorporated herein
                                                                             by reference

  4.2       Amended and Restated Genesys Stock Incentive Plan                Filed herewith

  4.3       Form of Deposit Agreement, by and among Genesys SA, The Bank     Filed as Exhibit 4.1
            of New York, as Depositary, and Owners and Beneficial Owners     to the Form F-4
            of American Depositary Receipts (incorporated herein by          Registration
            reference to Exhibit 4.1 to the Form F-4 Registration            Statement (Reg. No.
            Statement)                                                       333-55392) and
                                                                             incorporated herein
                                                                             by reference

  5.1       Opinion of Marie Capela-Laborde, as to the validity of the       Filed herewith
            securities being registered

 23.1       Consent of Ernst & Young Audit, Independent Accountants with     Filed herewith
            respect to Genesys S.A. financial statements

 23.2       Consent of Marie Capela-Laborde (included in Exhibit 5.1)        Filed herewith

 24.1       Powers of Attorney (included on signature page)                  Filed herewith
